EXHIBIT 4

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 28, 2017, (this “Amendment”), is entered into among CROWN AMERICAS LLC, a Pennsylvania limited liability company, (“U.S. Borrower”), CROWN EUROPEAN HOLDINGS S.A., a corporation organized under the laws of France (“European Borrower”), each of the Subsidiary Borrowers party hereto, CROWN METAL PACKAGING CANADA LP, a limited partnership organized under the laws of the Province of Ontario, Canada (“Canadian Borrower”, and together with U.S. Borrower, European Borrower and the Subsidiary Borrowers, “Borrowers”), CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation (“CCSC”), CROWN HOLDINGS, INC. a Pennsylvania corporation (“Crown Holdings”) and CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Crown International”, and together with CCSC and Crown Holdings, “Parent Guarantors”), DEUTSCHE BANK AG CANADA BRANCH, as Canadian administrative agent, (“Canadian Administrative Agent”) for the Canadian Revolving Lenders, DEUTSCHE BANK AG LONDON BRANCH, as U.K. Administrative Agent (“U.K. Administrative Agent”) for the Multicurrency Revolving Lenders, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (“Administrative Agent”) for the Dollar Revolving Lenders and the Term A Lenders, the Required Lenders and the other parties hereto. All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

RECITALS:
WHEREAS, each of the Borrowers, Parent Guarantors, the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the lenders from time to time party thereto and each of the other parties thereto have entered into that certain Amended and Restated Credit Agreement, dated as of April 7, 2017 (as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders made available term loans and revolving credit facilities to Borrowers in accordance with the terms and conditions thereof; and
WHEREAS, pursuant to Section 12.1 of the Credit Agreement, the Borrowers have requested that the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Section 1 Amendments. Subject to the satisfaction of the terms and conditions set forth in Section 4 of this Amendment, the Credit Agreement is amended as follows:

(a)Section 1.1 of the Credit Agreement is amended by inserting the following definitions therein in alphabetical order:

“First Amendment Effective Date” means December 28, 2017.
“Signode Acquisition” means the acquisition by Crown Holdings and/or one or more of its subsidiaries of Signode Industrial Group Holdings (Bermuda) Ltd., pursuant to the Signode Acquisition Agreement.

“Signode Acquisition Agreement” means the Agreement and Plan of Merger, dated as of December 19, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time), by and among Crown Holdings, Cobra Merger Sub, Ltd., Signode Industrial Group Holdings (Bermuda) Ltd. and TC Group VI, L.P..
“Signode Closing Date” means the date on which the Signode Acquisition is consummated in accordance with the Signode Acquisition Agreement.
“Permitted Signode Acquisition Debt” means Indebtedness for borrowed money incurred solely to the extent necessary to fund part of the consideration for the Signode Acquisition (and the proceeds of such Indebtedness shall be used solely therefor), including any Guarantee Obligations in respect thereof, in an aggregate principal amount not to exceed $4,000,000,000, in the form of either (x) Additional Term Loans incurred pursuant to Section 2.9 or (y) senior or subordinated unsecured notes of either the U.S. Borrower and/or the European Borrower, the terms of which senior or subordinated unsecured notes (i) do not restrict, limit or adversely affect the ability of any Credit Party or any of its Subsidiaries to perform its obligations under any of the Loan Documents, (ii) provide that no Subsidiary of Crown Holdings is a guarantor under such notes that is not a Credit Party, (iii) are customary for similar offerings by issuers with credit ratings, financial profiles and capital structures comparable to that of the U.S. Borrower and/or the European Borrower, as applicable, and (iv) such indebtedness (other than notes issued pursuant to a public offering or pursuant to an offering in reliance on Section 4(2) and Rule 144A and/or Regulation S under the Securities Act of 1933, as amended) shall otherwise be issued on terms and conditions reasonably satisfactory to the Administrative Agent.
(b)Section 1.1 of the Credit Agreement is hereby amended by replacing the first paragraph of the definition of “Permitted Acquisition” with the following:

“Permitted Acquisition” means (A) the Signode Acquisition and (B) any Acquisition by Crown Holdings or any of its Subsidiaries if, solely with respect to this clause (B), all of the following conditions are met on the date such Acquisition is consummated:”
(c)Section 1.2 of the Credit Agreement is hereby amended by adding the following as a new clause (d):

“(d) Any reference in this Agreement to “Bank of America Merrill Lynch International Limited” is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with the Cross-Border Mergers Directive (2005/56/EC) (as codified) as implemented in the United Kingdom and Ireland.”
(d)Section 2.9(a) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof as follows:

“U.S. Borrower and European Borrower shall have the right at any time (so long as (x) no Unmatured Event of Default or Event of Default then exists and (y) Crown Holdings shall have delivered to Administrative Agent a Compliance Certificate for the period of four (4) full Fiscal Quarters immediately preceding the incurrence described below (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1) giving pro forma effect to such incurrence (excluding the cash proceeds of such incurrence and, with respect to any Additional Revolving Credit Commitment, assuming a borrowing of the maximum amount of Loans available thereunder) and evidencing compliance with the covenant set forth in Article IX), and from time to time after the Effective Date to incur from one or more existing Lenders and/or other Persons that are Eligible Assignees and which, in each case, agree to make such commitments and loans to such Borrower, loans and commitments to make loans in an aggregate principal amount not to exceed (x) the Incremental Cap plus (y) the amount of any Permitted Signode Acquisition Debt incurred as Additional Term Loans, which may be incurred as (i) commitments to increase any tranche of Revolving Commitments (“Additional Revolving Credit Commitments”), (ii) one or more tranches of additional term loans substantially similar to the Term A Loans (the “Additional Term A Loans”) as determined by Administrative Agent that are pari passu in all respects to the Term Loans made pursuant to Section 2.1(a) under a facility that would provide that the Additional Term A Loans would have a Weighted Average Life to Maturity of not less than the Term A Loans (including any then-existing Additional Term A Loans) with the then longest Weighted Average Life to Maturity and a final maturity no earlier than latest Term Loan A Maturity Date, (iii) one or more tranches of additional term B loans (the “Additional Term B Loans,” and together with any Additional Term A Loans, the “Additional Term Loans”) as determined by Administrative Agent that are pari passu in all respects to the Term Loans made pursuant to Section 2.1(a) under a facility that would provide that the Additional Term B Loans would have a Weighted Average Life to Maturity of not less than any Additional Term B Loans with the then longest Weighted Average Life to Maturity and the Term A Loans with the then longest Weighted Average Life to Maturity and a final maturity no earlier than the latest Term Loan A Maturity Date and/or (iv) increases to one or more existing Term Facilities (collectively, the increases and tranches referred to in clauses (i)-(iv), the “Additional Facilities”); provided, that the terms and conditions of any Additional Term Loans shall be substantially similar to those applicable to the existing Term Facilities (other than as to pricing, fees and other economic terms) or otherwise reasonably satisfactory to the Administrative Agent (it being understood that to the extent any financial maintenance covenant is added for the benefit of any Additional Term Loans, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of the Term Loans); provided further, that any existing Lender approached to provide all or a portion of the Additional Facilities may elect or decline, in its sole discretion, to provide such Additional Facilities.”
(e)Section 2.9(d) of the Credit Agreement is hereby amended by adding “(including the Signode Acquisition)” after “in the event the tranche of Additional Term Loans is used to finance a Permitted Acquisition”.

(f)Section 8.1(a) of the Credit Agreement is hereby amended by deleting the “and” after clause (xxix), adding the word “and” after clause (xxx), and adding the following as a new clause (xxxi):

“(xxxi)    Permitted Signode Acquisition Debt.”
2.Section 2 Amendments. Subject to the satisfaction of the terms and conditions set forth in Section 5 of this Amendment, the Credit Agreement is amended as follows:

(a)Section 1.1 of the Credit Agreement is hereby amended by replacing the “$1,500,000,000” in clause (iv) of the definition of “Permitted Receivables or Factoring Financings” with $1,950,000,000”:

(b)Section 1.1 of the Credit Agreement is amended by inserting the following definitions therein in alphabetical order:

“Consolidated Capital Expenditures” means, for any Person, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all Capitalized Lease Obligations but excluding any capitalized interest with respect thereto) by such Person and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of such Person.
“Consolidated Current Assets” means, with respect to any Person as at any date of determination, the total assets of such Person and its consolidated Subsidiaries which should properly be classified as current assets on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.
“Consolidated Current Liabilities” means, with respect to any Person as at any date of determination, the total liabilities of such Person and its consolidated Subsidiaries which should properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.
“Excess Cash Flow” means, without duplication, for Crown Holdings and its Subsidiaries for any period for which such amount is being determined:
(a)    Consolidated Net Income of Crown Holdings and its Subsidiaries adjusted to exclude any amount of gain that both (x) is included in Consolidated Net Income and (y) results in Net Proceeds actually applied to the prepayment of the Loans pursuant to Section 4.4(c), plus
(b)    the amount of depreciation, amortization of intangibles, deferred taxes and other non-cash expenses (other than any deductions which (or should) represent the accrual of a reserve for the payment of cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) which, pursuant to GAAP, were deducted in determining such Consolidated Net Income of Crown Holdings and its Subsidiaries, plus
(c)    the amount by which working capital for such period decreased (i.e., the decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of Crown Holdings and its Subsidiaries minus Consolidated Current Liabilities (excluding (A) changes in current liabilities for borrowed money and (B) cash or Cash Equivalents which are Net Proceeds required to be applied to the prepayment of the Loans pursuant to Section 4.4(c)) of Crown Holdings and its Subsidiaries from the beginning to the end of such period), minus
(d)    the amount by which working capital for such period increased (i.e., the increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of Crown Holdings and its Subsidiaries minus Consolidated Current Liabilities (excluding (A) changes in current liabilities for borrowed money and (B) cash or Cash Equivalents which are Net Proceeds required to be applied to the prepayment of the Loans pursuant to Section 4.4(c)) of Crown Holdings and its Subsidiaries from the beginning to the end of such period), minus

(e)    the amount of Consolidated Capital Expenditures of Crown Holdings and its Subsidiaries that are paid other than from the proceeds of Borrowings in such period, minus
(f)    the amount of Asbestos Payments and cash payments in respect of pension or health care benefit obligations of Crown Holdings and its Subsidiaries that are actually paid in such period, minus
(g)    Scheduled Term Repayments pursuant to Section 4.4(b) made during such period, minus
(h)     optional prepayments of principal under the Term Loans made during such period.
For purposes of the foregoing and without duplication, Consolidated Net Income will exclude (x) all losses on the sale of capital assets or losses which are out of the ordinary course of business and (y) all write-downs of capital assets.
“Excess Cash Flow Payment Date” means 100 days after December 31st of each year (beginning with December 31, 2018).
“Excess Cash Flow Period” means the four Fiscal Quarters of Crown Holdings ending December 31 of the year immediately preceding the applicable Excess Cash Flow Payment Date.
(c)Section 2.10(a)(i) of the Credit Agreement is hereby amended by replacing the “$200,000,000” set forth in such subsection with “$300,000,000”.

(d)Section 4.4(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Mandatory Prepayment With Excess Cash Flow. On each Excess Cash Flow Payment Date, Borrowers shall apply an amount equal to 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow of Crown Holdings and its Subsidiaries for the most recent Excess Cash Flow Period ending prior to such Excess Cash Flow Payment Date as a mandatory prepayment of principal of the Term Loans pursuant to the terms of Section 4.5; provided, that if the Total Secured Leverage Ratio as of the end of such Excess Cash Flow Period is less than 2.5 to 1.0, the ECF Percentage shall be 0%; provided, further, that Excess Cash Flow for any Fiscal Year shall be reduced by the aggregate amount of prepayments of principal and premiums in respect of Senior Notes (to the extent not refinanced with proceeds of Indebtedness) made after the end of such Fiscal Year and prior to such Excess Cash Flow Payment Date.”
(e)Section 4.5(a) of the Credit Agreement is hereby amended by amending and restating the second sentence thereof as follows:

“Each prepayment of Term Loans made pursuant to Sections 4.4(c), (d), (e) and (f) shall be applied to the Term Loans pro rata according to the respective outstanding principal amounts of the Term Loans (in each case, within each Term Facility ratably to the remaining Scheduled Term Repayments thereof in forward order of maturity).”

(f)Section 8.1(a)(xxix) is hereby amended by replacing clause (ii) of the first proviso to such subsection with the following:

“(ii) the Total Leverage Ratio shall not be greater than (x) prior to December 31, 2020, 5.0 to 1.0 and (y) thereafter, 4.5 to 1.0”.
(g)Article IX of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

From and after the Signode Closing Date, Crown Holdings hereby agrees, that, so long as any of the Commitments remain in effect, or any Loan or LC Obligation remains outstanding and unpaid or any other Obligation (other than any obligations and liabilities under Bank Related Debt as to which arrangements reasonably satisfactory to the applicable Hedge Bank shall have been made) is owing to any Lender or Administrative Agent hereunder, that Crown Holdings will not permit or suffer to exist the Total Leverage Ratio for any Test Period set forth below to exceed the ratio set forth opposite such period:

Test Period Ended	Ratio
Signode Closing Date to September 30, 2019	6.50 to 1.00
December 31, 2019 to September 30, 2020	5.75 to 1.00
December 31, 2020 to September 30, 2021	5.00 to 1.00
December 31, 2021 and each Fiscal Quarter thereafter	4.50 to 1.00

(h)Revolving Commitment Increase. The parties party hereto agree that on the Signode Closing Date, the Credit Agreement shall be amended to increase the Multicurrency Revolving Commitment and/or the Dollar Revolving Commitment in an aggregate amount of $250,000,000. To effect such increase the Credit Agreement may be further amended with the consent of the Administrative Agent, each Lender providing such Revolving Commitment and the Borrowers without the need to obtain any consent of any other Lender. For the avoidance of doubt, nothing herein shall constitute a commitment to provide such increase and any such commitment shall be evidenced by an additional agreement between such Lender(s) and the Borrowers.

3.Representations and Warranties. To induce the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Lenders to enter into this Amendment, the Borrowers and Parent Guarantors represent and warrant that as of the First Amendment Effective Date (both before and after giving effect to this Amendment):

(a)Representations and Warranties. The representations and warranties of the Borrowers and Parent Guarantors set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of the date hereof, except to the extent such representations and warranties refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date.

(b)No Unmatured Event of Default or Event of Default. The Borrowers and Parent Guarantors hereby represent and warrant that after giving effect to this Amendment, no Unmatured Event of Default or Event of Default has occurred and is continuing.

(c)Corporate Authority. (i) Each Borrower and Parent Guarantor has the right and power and is duly authorized to execute this Amendment and to perform and observe the provisions of this Amendment, (ii) this Amendment has been duly executed and delivered by each Borrower and Parent Guarantor and is the legal, valid and binding obligation of each Borrower and Parent Guarantor, enforceable against such Borrower or Parent Guarantor, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, and (iii) the execution, delivery and performance by each Borrower and Parent Guarantor of this Amendment, does not and will not (A) contravene the terms of any of such Person’s Organic Documents; (B) conflict with or result in any breach or contravention of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens permitted under Section 8.2 of the Credit Agreement) pursuant to, (1) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any law, except in each case referred to in clause (B)(1), (B)(2) or (C), to the extent that such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(d)No Approvals, etc. Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the First Amendment Effective Date and which remain in full force and effect on the First Amendment Effective Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of this Amendment.

4.Effectiveness of Section 1 Amendments. The effectiveness of the amendments described in Section 1 above are subject to the satisfaction of the following conditions precedent (the date upon which the amendments described in Section 1 above become effective, the “First Amendment Effective Date”):

(a)the execution and delivery of this Amendment by the Borrowers, the Parent Guarantors, the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Required Lenders;

(b)the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, all out-of-pocket expenses (including the legal fees and expenses of Cahill Gordon & Reindel llp, counsel to the Administrative Agent) required to be reimbursed or paid by the Borrowers on or prior to the First Amendment Effective Date hereunder or under any other Loan Document, in each case to the extent invoiced at least three (3) Business Days prior to the First Amendment Effective Date;

(c)No Unmatured Event of Default or Event of Default has occurred and is continuing; and

(d)The representations and warranties of the Borrowers and Parent Guarantors set forth in Section 3 hereof shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent such representations and warranties refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date.

5.Effectiveness of Section 2 Amendments. The effectiveness of the amendments described in Section 2 above is subject to the satisfaction of the following conditions precedent:

(a)The conditions precedent set forth in Section 4 above shall have been satisfied;

(b)The Signode Acquisition shall have been consummated; and

(c)The Administrative Agent shall have received for the account of each Lender executing and delivering a signature page to this Amendment prior to the First Amendment Effective Date, a one-time non-refundable consent fee (the “Consent Fee”) in an amount equal to 0.125% multiplied by such Lender’s aggregate principal amount of, without duplication, Loans and Commitments on the First Amendment Effective Date (before giving effect to this Amendment), such Consent Fee to be payable on the Signode Closing Date.

6.Reference to and Effect on Loan Documents.

(a)Ratification. The Borrowers and Parent Guarantors acknowledge and agree that, except as expressly set forth herein, (i) all of the terms and conditions of and their obligations under the Credit Agreement and the other Loan Documents and (ii) all guarantees, collateral, security interests, liens heretofore or hereafter granted to the Canadian Administrative Agent, the U.K. Administrative Agent or the Administrative Agent, for the benefit of the Lenders, under the Credit Agreement and all other Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.

(b)No Waiver. Neither the execution, delivery and effectiveness of this Amendment, nor the making of future Loans under the Credit Agreement shall, directly or indirectly, operate as a waiver of any right, power or remedy of the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents or a waiver of any Unmatured Event of Default or Event of Default, or constitute a course of dealing or other basis for altering any Obligation of any Borrower, Parent Guarantor or any other Person or any right, privilege or remedy of the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document.

(c)References. Upon the effectiveness of this Amendment on the First Amendment Effective Date, each reference to the Credit Agreement in any Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(d)Loan Document. On and after the First Amendment Effective Date, this Amendment shall constitute a “Loan Document” as defined under the Credit Agreement.

7.Miscellaneous.

(a)Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of each Borrower, Parent Guarantor, the Canadian Administrative Agent, the U.K. Administrative Agent, the Administrative Agent and the Lenders and their respective successors and assigns as set forth in the Loan Documents.

(b)Entire Agreement. This Amendment and the Loan Documents, as amended hereby, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all other understandings, oral or written, with respect to the subject matter hereof.

(c)Fees and Expenses. Borrowers agree to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, charges and disbursements of outside counsel to the Administrative Agent) in connection with the preparation, execution and delivery of this Amendment.

(d)Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e)Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f)Counterparts. This Amendment may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or PDF shall be effective as delivery of a manually executed counterpart of this Amendment.

(g)Incorporation of Credit Agreement Provisions. The provisions contained in Section 12.9 (CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL; SERVICE OF PROCESS) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, to the same extent as if reproduced herein in their entirety.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Credit Agreement as of the date first above written.

CROWN AMERICAS LLC

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

CROWN EUROPEAN HOLDINGS S.A.

By:	/s/ Thomas A. Kelly
Name: Thomas A. Kelly
Title: Administrateur & DG Delegue

CROWN HOLDINGS, INC.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

Signature Page to First Amendment to Credit Agreement

CROWN METAL PACKAGING CANADA LP
by its general partner, CROWN METAL PACKAGING CANADA INC.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

Signature Page to First Amendment to Credit Agreement

CROWN UK HOLDINGS LIMITED

By:	/s/ John Beardsley
Name: John Beardsley
Title: Director

CROWN CORK & SEAL DEUTSCHLAND HOLDINGS GMBH

By:	/s/ John Beardsley
Name: John Beardsley
Title: Managing Director

CROWN VERPAKKING NEDERLAND BV

By:	/s/ John Beardsley
Name: John Beardsley
Title: President

Signature Page to First Amendment to Credit Agreement

DEUTSCH BANK AG NEW YORK BRANCH, in
its individual capacity and as Administrative Agent,
U.S. Collateral Agent and Euro Collateral Agent

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

DEUTSCHE BANK AG LONDON BRANCH, as
U.K. Administrative Agent

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

Signature Page to First Amendment to Credit Agreement

DEUTSCH BANK AG CANADA BRANCH,
as Canadian Administrative Agent

By:	/s/ Dan Sooley
Name: Dan Sooley
Title: Chief Country Officer

By:	/s/ Elia Di Loreto
Name: Elia Di Loreto
Title: Assistant Vice President

Signature Page to First Amendment to Credit Agreement

DEUTSCH BANK AG CANADA BRANCH,
as a Lender

By:	/s/ Dan Sooley
Name: Dan Sooley
Title: Chief Country Officer

By:	/s/ Elia Di Loreto
Name: Elia Di Loreto
Title: Assistant Vice President

Signature Page to First Amendment to Credit Agreement

COBANK, ACB
as a Lender

By:	/s/ Natalya Rivkin
Name: Natalya Rivkin
Title: Vice President

Signature Page to First Amendment to Credit Agreement

AGCHOICE FARM CREDIT, ACA ON BEHALF OF ITSELF AND
ITS WHOLLY-OWNED SUBSIDIARIES,
AGCHOICE FARMCREDIT, FLCA, AND
AGCHOICE FARM CREDIT, PCA, as a Voting Participant

By:	/s/ Gines Perez III
Name: Gines Perez III
Title: Chief Credit Officer

Signature Page to First Amendment to Credit Agreement

COMPEER FINANCIAL FLCA, as a Voting Participant

By:	/s/ Corey J. Waldinger
Name: Corey J. Waldinger
Title: Director, Capital Markets

Signature Page to First Amendment to Credit Agreement

FARM CREDIT BANK OF TEXAS, as a Voting Participant

By:	/s/ Ria Estrada
Name: Ria Estrada
Title: Manager, Capital Markets Credit Analysis

Signature Page to First Amendment to Credit Agreement

FARM CREDIT MID-AMERICA, FLCA, as a Voting Participant

By:	/s/ Tim J. Fraley
Name: Tim J. Fraley
Title: Senior Credit Officer

Signature Page to First Amendment to Credit Agreement

FCS COMMERCIAL FINANCE GROUP, FOR
AGCOUNTRY FARMCREDIT SERVICES, FLCA
(SUCCESOR BY MERGER TO UNITED FCS, FLCA, D/B/A
FCS COMMERCIAL FINANCE GROUP), as a Voting Participant

By:	/s/ Lisa Caswell
Name: Lisa Caswell
Title: Vice President

Signature Page to First Amendment to Credit Agreement

GREENSTONE FARM CREDIT SERVICES, FLCA,
as a Voting Participant

By:	/s/ Jeff Pavlik
Name: Jeff Pavlik
Title: Managing Director

Signature Page to First Amendment to Credit Agreement

Citibank, N.A., as a Lender

By:	/s/ Scott Slavik
Name: Scott Slavik
Title: Director

Signature Page to First Amendment to Credit Agreement

Bank of America, N.A.,
as a Lender

By:	/s/ Mike Delaney
Name: Mike Delaney
Title: Director

Signature Page to First Amendment to Credit Agreement

Bank of America Merrill Lynch International Limited,
as a Lender

By:	/s/ Christopher Coney
Name: Christopher Coney
Title: Vice President

Signature Page to First Amendment to Credit Agreement

MIZUHO BANK LTD,
as a Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

Signature Page to First Amendment to Credit Agreement

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY,
as a Lender

By:	/s/ David White
Name: David White
Title: Director

By:	/s/ David Muldoon
Name: David Muldoon
Title: MD & Senior Risk Officer

Signature Page to First Amendment to Credit Agreement

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Michael Grad
Name: Michael Grad
Title: Director

Signature Page to First Amendment to Credit Agreement

TD BANK, N.A, as a Lender

By:	/s/ Michele Dragonetti
Name: Michele Dragonetti
Title: Senior Vice President

Signature Page to First Amendment to Credit Agreement

LENDERS:		WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Andrew G. Payne
Name: Andrew G. Payne
Title: Director

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BANCO SANTANDER, S.A. as a Lender

By:	/s/ Pablo Urgoiti
Name: Pablo Urgoiti
Title: Managing Director

By:	/s/ Isabel Pastor
Name: Isabel Pastor
Title: VP

Signature Page to First Amendment to Credit Agreement

BNP PARIBAS. as a Lender

By:	/s/ Eric Chilton
Name: Eric Chilton
Title: Managing Director

By:	/s/ Andrew Shapiro
Name: Andrew Shapiro
Title: Managing Director

Signature Page to First Amendment to Credit Agreement

COMPASS BANK, as a Lender

By:	/s/ Daniel Feldman
Name: Daniel Feldman
Title: Vice President

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PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Denise DiSimone
Name: Denise DiSimone
Title: Senior Vice President

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SUMITOMO MITSUI BANKING CORPORATION,
as a lender

By:	/s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

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COOPERATIEVE RABOBANK, U.A., NEW YORK BRANCH,
as a Lender

By:	/s/ Michael LaHaie
Name: Michael LaHaie
Title: Executive Director

By:	/s/ Jennifer Smith
Name: Jennifer Smith
Title: Vice President

Signature Page to First Amendment to Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ Belinda Tucker
Name: Belinda Tucker
Title: Managing Director

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as a Lender

By:	/s/ Dan Fahey
Name: Dan Fahey
Title: Credit Agricole CIB

By:	/s/ Thibault Berger
Name: Thibault Berger
Title: Credit Agricole CIB

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HSBC BANK USA, N.A.,
as a Lender

By:	/s/ Matthew Brannon
Name: Matthew Brannon
Title: Vice President

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HSBC BANK PLC,
as a Lender

By:	/s/ Renato Santos
Name: Renato Santos
Title: Associate Director

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HSBC France, SA,
as a Lender

By:	/s/ HSBC France SA
Name: Diego Garcia-Montano
Title: Associate Director

By:	/s/ HSBC France SA
Name: Christine DEBU
Title: Responsible des Grands Clients
internationaux Global Banking and Markets

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ING (IRELAND) DAC, as a Lender

By:	/s/ Shaun Hawley
Name: Shaun Hawley
Title: Director

By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

Signature Page to First Amendment to Credit Agreement

UNICREDIT BANK AG,
as a Lender

By:	/s/ Ricarda Soltanmoradi
Name: Ricarda Soltanmoradi
Title: Managing Director

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GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Chris Lam
Name: Chris Lam
Title: Authorized Signatory

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COMMERZBANK AG, NEW YORK BRANCH,
as a Lender

By:	/s/ Barbara Stacks
Name: Barbara Stacks
Title: Director

By:	/s/ Veli-Matti Ahonen
Name: Veli-Matti Ahonen
Title: Assistant Vice President

Signature Page to First Amendment to Credit Agreement

DNB CAPITAL LLC,
as a Lender

By:	/s/ Philip F. Kurpiewski
Name: Philip F. Kurpiewski
Title: Senior Vice President

By:	/s/ Kristi B. Sorensen
Name: Kristi B. Sorensen
Title: Senior Vice President

Signature Page to First Amendment to Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Patrick McCarthy
Name: Patrick McCarthy
Title: Senior Director

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Canadian Imperial Bank of Commerce, New York Branch,
as a Lender

By:	/s/ Robert Robin
Name: Robert Robin
Title: Authorized Signatory

By:	/s/ Andrew Campbell
Name: Andrew Campbell
Title: Authorized Signatory

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FIFTH THIRD BANK,
as a Lender

By:	/s/ Jonathan H. James
Name: Jonathan H. James
Title: Managing Director

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THE HUNTINGDON NATIONAL BANK
as a Lender

By:	/s/ Michael Kiss
Name: Michael Kiss
Title: Vice President

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Industrial and Commercial Bank of China Ltd., New York Branch,
as a Lender

By:	/s/ Brian Foley
Name: Brian Foley
Title: Director

By:	/s/ Gang Duan
Name: Gang Duan
Title: Executive Director

Signature Page to First Amendment to Credit Agreement

PEOPLE'S UNITED BANK, N.A.,
as a Lender

By:	/s/ Jennie D. McElhone
Name: Jennie D. McElhone
Title: Vice President

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DBS BANK LTD,
as a Lender

By:	/s/ Yeo How Ngee
Name: Yeo How Ngee
Title: Managing Director

Signature Page to First Amendment to Credit Agreement

FIRST COMMERCIAL BANK, LTD., NEW YORK BRANCH,
as a Lender

By:	/s/ Bill Wang
Name: Bill Wang
Title: SVP & General Manager

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KBC BANK N.V., NEW YORK BRANCH,
as a Lender

By:	/s/ Nicholas Philippides
Name: Nicholas Philippides
Title: Vice President

By:	/s/ Francis X. Payne
Name: Francis X. Payne
Title: Managing Director

Signature Page to First Amendment to Credit Agreement

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Sean Duggan
Name: Sean Duggan
Title: Associate

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BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Joshua Hovermale
Name: Joshua Hovermale
Title: Director

Signature Page to First Amendment to Credit Agreement

CREDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH,
as a Lender

By:	/s/ Clifford Abramsky
Name: Clifford Abramsky
Title: Managing Director

By:	/s/ Garry Weiss
Name: Gary Weiss
Title: Managing Director

Signature Page to First Amendment to Credit Agreement

Standard Charter Bank,
as a Lender

By:	/s/ Daniel Mattern
Name: Daniel Mattern
Title: Associate Director

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CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By:	/s/ Pamela Hansen
Name: Pamela Hansen
Title: Senior Vice President

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CITY NATIONAL BANK,
as a Lender

By:	/s/ Diane Morgan
Name: Diane Morgan
Title: Vice President

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The Northern Trust Company,
as a Lender

By:	/s/ Andrew D. Holtz
Name: Andrew D. Holtz
Title: Senior Vice President

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INTESA SANPAOLO S.P.A., NEW YORK BRANCH,
as a Lender

By:	/s/ Manuela Insana
Name: Manuela Insana
Title: VP & Relationship Manager

By:	/s/ Jonathan Sahr
Name: Jonathan Sahr
Title: AVP - Credit Administration

Signature Page to First Amendment to Credit Agreement

Compeer Financial, PCA successor to AgStar Financial Services, PCA as a Lender

By:	/s/ Corey J. Waldinger
Name: Corey J. Waldinger
Title: Director, Capital Markets

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TRISTATE CAPITAL BANK
as a Lender

By:	/s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

Signature Page to First Amendment to Credit Agreement